AMENDMENT AGREEMENT NO. 2
                    TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT AGREEMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 31st day of July, 2000, by and among GERALD STEVENS, INC., a Florida corporation (the "Parent"), GERALD STEVENS RETAIL, INC., a Delaware corporation (the "Borrower"), BANK OF AMERICA, N.A., successor by merger of NationsBank, N.A., a national banking association, as Agent (the "Agent") for the Lenders parties, from time to time (the "Lender" or "Lenders" as the case may be) to the Credit Agreement described below.

                              W I T N E S S E T H:

         WHEREAS, the Parent, the Borrower, the Agent and Bank of America, as Lender, have entered into an Amended and Restated Credit Agreement dated June 4, 1999, as amended by Amendment Agreement No. 1 dated as of June 13, 2000 (the "Credit Agreement") pursuant to which the Lender has agreed to make available to the Borrower a revolving credit facility of up to $40,000,000; and

         WHEREAS, as a condition to the making of loans the Lender has required that each Subsidiary of the Parent (other than the Borrower) execute a Facility Guaranty whereby it guarantees payment of the Obligations arising under the Credit Agreement; and

         WHEREAS, the Borrower has failed to comply with certain of the financial covenants contained in the Credit Agreement and has requested that certain of the covenants be amended; and

         WHEREAS, as a result of significant legal restructuring of the Parent and its Subsidiaries the Lender has required that the Parent be made a co-borrower under the Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

         1. Definitions. The term "Credit Agreement" as used herein and in the Loan Documents shall mean that certain Credit Agreement as heretofore and hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. Amendments. Subject to the conditions set forth herein, the Credit Agreement shall be and hereby is amended, effective as of the date hereof, as follows:

                  (a) Wherever the term "Borrower" is used in the Credit Agreement such term shall mean and include the Parent, and the Borrower and the Parent hereby agree that they are jointly and severally liable for payment of the Obligations. The Parent hereby agrees to perform, comply with and be bound by each of the provisions of the Credit Agreement which apply to a "Borrower".

                  (b) The following new definitions are hereby added to Section
         1.2 in the appropriate alphabetical order:

                           "Amendment No. 2" means Amendment Agreement No. 2
                  dated July 31, 2000 to this Agreement.

                           "Asset Disposition" means any voluntary disposition,
                  whether by sale, lease or other transfer, of (a) any of the assets, excluding cash and cash equivalents and inventory sold in the ordinary course of business, of the Borrower or its Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Guarantor).

                           "Assignment of Leases" means, collectively, the
                  Assignment of Lease delivered from time to time by the Borrower or any Subsidiary to the Agent relating to real property leased by the Borrower or any Subsidiary.

                           "Consolidated Revenue" means, as of any date on which
                  the amount thereof is to be determined, the gross revenue of the Parent and its Subsidiaries all as determined on a consolidated basis in accordance with GAAP.

                           "Minimum Order Generation EBITDA" means, with respect
                  to Florafax Financial Services Corp., National Flora, Inc., Flower Club International, Inc. and Worldwide Floral & Gifts, Inc. and their Subsidiaries the sum of, without duplication,
                  (i) net income, (ii) interest expense, (iii) taxes on income,
                  (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP and in the same manner as Consolidated EBITDA is determined.

                           "Mortgaged Property" means, collectively, the real
                  property, leasehold interests, improvements, fixtures and other items of real and personal property related thereto and the products and proceeds thereof of the Borrower and its Subsidiaries at the Closing Date, and thereafter, any of such property owned or acquired by the Borrower or any Subsidiary.

                           "Net Proceeds" (a) from any public or private
                  offering of any security or Indebtedness means cash payments received by the Borrower or any Subsidiary thereof as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition,
                  (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and (iv) all amounts reinvested by the Borrower or a Subsidiary substantially contemporaneously with such disposition (or to be invested within 90 days pursuant to an investment plan approved by the Agent) in replacement assets of substantially equal or greater value and utility.

                  (c) The definitions of "Applicable Margin" and "Applicable Unused Fee" in Section 1.2 are hereby amended in their entirety so that as amended they shall read as follows:

                           "Applicable Margin" means from the date of Amendment
                  No. 2 three and one-half percent (3 1/2%) in the case of Eurodollar Rate Loans and two percent (2%) in the case of Base Rate Loans.

                           "Applicable Unused Fee" means from the date of
                  Amendment No. 2 one-half of one percent (1/2%).

                  (d) The definition of "Mortgage" in Section 1.2 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Mortgage" means, collectively, all mortgages,
                  leasehold mortgages, deeds of trust and deeds to secure debt and Assignments of Leases granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in Collateral constituting real property (including certain real property leases), as such documents may be amended, modified or supplemented from time to time.

                  (e) The definition of "Total Revolving Credit Commitment" in
         Section 1.2 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Total Revolving Credit Commitment" means for the
                  periods set forth below the amount set forth opposite such period:

                                  Period                         Amount

                           From date of Amendment No. 2       $36,000,000
                                through February 27, 2001
                           February 28, 2001 through          $25,000,000

                                May 30, 2001
                           Thereafter                         $20,000,000

                  ; provided, however, that any reduction of the Revolving Credit Facility pursuant to either of Section 2.7 or Section
                  2.14 shall reduce the amounts set forth above for each of the periods remaining from and after the date of such payment.

                  (f) A new Section 2.14 is hereby added to the Agreement which Section shall read as follows:

                           2.14 Mandatory Prepayment. In addition to reductions
                  of the Revolving Credit Facility effected under Section 2.7 from and after the receipt by the Borrower of $8,000,000 of the Net Proceeds from the Asset Dispositions described on
                  Schedule 2.14, the Borrower shall make, or shall cause each applicable Subsidiary to make, unless the Lenders agree otherwise, a prepayment of the Revolving Credit Facility from the proceeds of (i) each private or public offering of equity securities of the Parent or any Subsidiary (other than securities issued by the Parent or a Subsidiary) in an amount equal to fifty percent (50%) of the Net Proceeds of each issuance of equity securities of the Parent or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities), (ii) the issuance of any Indebtedness for Money Borrowed permitted by the Required Lenders, in an amount equal to one hundred percent (100%) of the Net Proceeds from the issuance of such Indebtedness excluding Indebtedness permitted to be issued under Section 9.5(d), (f) and (g), and
                  (iii) each Asset Disposition permitted under Section 9.6 in an amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Disposition, each such prepayment to be made simultaneously with receipt of such proceeds and upon not less than two (2) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment.

                           All mandatory prepayments made pursuant to this
                  Section 2.14 shall be applied to permanently reduce the Outstandings and the Total Revolving Credit Commitment.

                  (g) A new Section 4.4 is hereby added to the Agreement which Section shall read as follows:

                           "4.4 Additional Collateral. The Borrower shall deliver to the Agent not later than thirty (30) days after the date of Amendment No. 2 (i) the duly executed Mortgages in recordable form sufficient to create in favor of the Agent a first priority Lien on the real property described therein which real property is described on
         Schedule 4.4 attached hereto, (ii) Assignments of Lease pursuant to which the Borrower, Parent or Subsidiary, party to each lease covered thereby, assign to the Agent all of its interest in such lease to the extent assignable, and (iii) applications, together with motor vehicle titles, pursuant to which a Lien in favor of the Agent is to be recorded on each such title, covering each motor vehicle owned by the Borrower or any of its Subsidiaries and currently titled in the name of Borrower or any Subsidiary. The Borrower shall use commercially reasonable efforts to cause any vehicle owned by Borrower or any of its Subsidiaries, but not titled in the name of Borrower or any of its Subsidiaries, to be titled in the correct entity's name as promptly as practicable, and to deliver applications, together with motor vehicle titles, pursuant to which a Lien in favor of the Agent is to be recorded on each such title within 30 days following the receipt of title in the correct entity's name. In addition, Borrower and its Subsidiaries shall use commercially reasonable efforts to obtain from each landlord party to the leases described in the Assignment of Leases a landlord waiver and consent in form reasonably acceptable to the Agent. Neither the Borrower nor any Subsidiary shall be entitled to renew any lease identified on Schedule 4.4 attached hereto as to which there has not been delivered to the Agent an Assignment of Lease and a landlord waiver and consent acceptable to the Agent.

                  (h) Section 8.1 is hereby amended by adding new subsections
         (h), (i), (j) and (k) thereto which subsections shall read as follows:

                          "(h) within 30 days after the end of each calendar
                  month, deliver to the Agent and each Lender a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such month and the related consolidated statement of income for such month and for the period from the beginning of the then current Fiscal Year through the end of such month;

                           (i) commencing September 15, 2000, within 5 days
                  after the end of each week a report as to the amount of Consolidated Revenues for such week in form acceptable to the Agent;

                           (j) prior to September 15, 2000, provide copies of
                  the Flash Reports used by management promptly after receipt by management; and

                           (k) on or before Thursday of each week deliver to
                  the Agent a projected cash flow forecast for the next following period of eight consecutive weeks and not later than Monday of each week a variance report showing the variance from the prior week's period forecast of projected cash flow."

                  (i) A new Section 8.21 is hereby added to Article VIII which section shall read as follows:

                           "8.21 Consultant. Within 30 days following the date
                  of this Amendment Agreement the Lender shall engage an independent business consultant (the "Consultant") to assess on behalf of the Lender the operations, finances and business affairs of the Parent and its Subsidiaries and to furnish a report of its findings and recommendations to the Lender.

                  Lender shall, in good faith, permit the Parent to review the scope of the engagement and estimated costs of the services of the Consultant which engagement shall include a limitation on such costs. The Parent and the Borrower jointly and severally agree to pay all reasonable costs, fees and expenses of the Consultant incurred in connection with the performance by the Consultant of its duties described herein. The Parent and its Subsidiaries shall cooperate fully and in a timely manner with the reasonable request by the Consultant, including its agents and employees, for information, records and access to management."

                  (j) Subsections (b), (c) and (e) of Section 9.1 are hereby amended in their entirety so that as amended they shall read as follows:

                           (b) Consolidated Leverage Ratio. Permit the
                   Consolidated Leverage Ratio as of the end of any Four-Quarter Period ending on or after May 31, 2001 to be greater than
                   1.50 to 1.00.

                           (c) Consolidated Fixed Charge Ratio. Permit at any
                   time on or after May 31, 2001 the Consolidated Fixed Charge Ratio to be less than 1.25 to 1.00.

                           (e) Capital Expenditures. Make or become committed to
                  make Capital Expenditures (on a non-cumulative basis, with the effect that amounts not expended may not be carried forward to a subsequent period) which exceed in the aggregate in any fiscal quarter $500,000.

                  (k) Section 9.1 is hereby further amended by adding new Subsections (f), (g), (h) and (i) thereto which subsections shall read as follows:

                           (f) Consolidated Revenue. Permit the amount of
                   Consolidated Revenue during the months set forth below to be less than that set forth opposite each such month:

                                                                       Required
                                         Month                  Consolidated Revenue
                                         -----                  --------------------
                                    August 2000                        $14,700,000
                                    September 2000                     $15,500,000
                                    October 2000                       $17,600,000
                                    November 2000                      $18,000,000
                                    December 2000                      $31,000,000
                                    January 2001                       $15,600,000
                                    February 2001                      $30,000,000
                                    March 2001                         $17,800,000
                                    April 2001                         $22,300,000
                                    May 2001                           $33,500,000

                           (g) Consolidated EBITDA. Permit the amount of
                  Consolidated EBITDA for the 3-month period ending on the dates set forth below, to be less than the amount set forth opposite such date:

                                    Quarter Ending            Amount
                                    --------------            ------

                                    August 31, 2000           ($8,000,000)
                                    November 30, 2000         ($   800,000)
                                    February 28, 2001          $9,000,000

                           (h) Minimum Order Generation EBITDA. Permit the
                  amount of Minimum Order Generation EBITDA for the 3-month period ending on the dates set forth below to be less than the amount set forth opposite such date:

                                    Quarter Ending            Amount
                                    --------------            ------

                                    August 31, 2000           $1,100,000
                                    November 30, 2000         $1,200,000
                                    February 28, 2001         $2,000,000

                           (i) Calculation. Notwithstanding any other provision
                  of the Agreement to the contrary, for the purpose of calculating Consolidated EBITDA for purposes of Section 9.1(b) and Consolidated EBIT for purposes of Section 9.1(c) for the periods ending May 31, 2001 and August 31, 2001, such calculation shall be for the two quarters ending May 31, 2001 and three quarters ending August 31, 2001 rather than for a Four-Quarter Period.

                  (l) Section 9.2 is hereby amended in its entirety so that as amended it shall read as follows:

                           9.2 Acquisitions. Make or consummate any Acquisition
                  or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

                  (m) Section 9.6 is hereby amended by (i) deleting the word "and" at the end of clause (c), (ii) deleting the period at the end of clause (d) and inserting in lieu thereof a semi-colon and the following proviso:

                  ; provided, however, that the Net Proceeds received from the disposition of any assets shall be applied in the manner set forth in Section 2.14.

                  (n) Section 9.9 is hereby amended in its entirety so that as amended it shall read as follows:

                           9.9 Restricted Payment. Make any Restricted Payment
                  or apply or set apart any of their assets therefor or agree to do any of the foregoing.

                  (o) Section 9.10 is hereby amended by (i) inserting the word "and" at the end of clause (b), (ii) inserting a period at the end of clause (c) immediately preceding the word "and" and (iii) deleting the remainder of Section 9.10.

                  (p) A new Section 9.18 is hereby added to Article IX which section shall read as follows:

9.18     Subsidiary.  Create or acquire any Subsidiary.

                  (q) Exhibit H is hereby amended in its entirety and shall be in the form of Exhibit H attached to this Amendment Agreement.

         3. Guarantors. Each of the Guarantors has joined into the execution of this Agreement for the purpose of consenting to the amendment contained herein and reaffirming its guaranty of the Obligations as increased by the terms of this Amendment Agreement.

         4. Borrower's Representations and Warranties. The Borrower and the Parent each hereby represent, warrant and certify that:

                  (a) The representations and warranties made by it in Article VII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Amendment Agreement except that the financial statements referred to in Section 7.6(a) shall be those most recently furnished to each Lender pursuant to Section 8.1(a) and
         (b) of the Credit Agreement;

                  (b) It has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

                  (c) Except as disclosed to the Lender in writing, there has been no material adverse change in the condition, financial or otherwise, of the Parent and its Subsidiaries since the date of the most recent financial reports of the Parent received by each Lender under Section 8.1 of the Credit Agreement, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (d) The business and properties of the Parent and its Subsidiaries are not, and since the date of the most recent financial report of the Parent and its Subsidiaries received by the Lender under
         Section 8.1 of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (e) After giving effect to this Amendment Agreement, no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Parent or the Borrower under the Credit Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         5. Conditions to Effectiveness. This Amendment Agreement shall become effective upon receipt by the Lender of the following:

                  (a) four (4) counterparts of this Amendment Agreement executed by the parties hereto;

                  (b) Replacement Revolving Note in the amount of the Lender's Credit Commitment duly executed by both Borrowers and a Swing Line Note executed by both Borrowers;

                  (c) an opinion of counsel for the Borrower and each of the Guarantors in form acceptable to the Lender;

                  (d) copies of resolutions of the Boards of Directors of the Borrower and each of the Guarantors authorizing the transaction contemplated by this Amendment Agreement certified by the Secretary or Assistant Secretary of each Borrower and Guarantor;

                  (e) such other instruments and documents as the Lender may reasonably request; and

                  (f) payment to the Lender of all reasonable out-of-pocket expenses of the Agent and Lender incurred in connection with this Amendment Agreement, including reasonable fees and expenses of its counsel.

         6. Structuring and Amendment Fees. The Parent and the Borrower jointly and severally agree to pay to the Lender a structuring and amendment fee of $1,860,000 which fee shall be deemed earned as of the date of this Amendment Agreement payable as follows:

                  (a) $180,000 upon execution and delivery of this Amendment Agreement by the parties hereto;

                  (b) $180,000 on the earlier of March 1, 2001 or the Revolving Credit Termination Date; and

                  (c) $1,500,000 on the earlier of May 31, 2001 or the Revolving Credit Termination Date.

         The Borrower and Parent agree that the failure to pay the balance of the structuring and amendment fee shall constitute an Event of Default. The Lender acknowledges and agrees that the Borrower shall not be obligated to pay the Lender the unpaid bank fee of $400,000 accrued in 1999.

         7. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         8. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  9. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                  PARENT:

                                  GERALD STEVENS, INC.

WITNESS:

                                  By:_______________________________________
----------------------------
                                  Name:    Jeffrey M. Mattson
                                  Title:   Vice President
----------------------------



                                  BORROWER:

                                  GERALD STEVENS RETAIL, INC.

WITNESS:

                                  By:______________________________________
----------------------------
                                  Name:    Jeffrey M. Mattson
                                  Title:   Vice President
----------------------------



                                       11



                                            GUARANTORS:

                                            A.G.A. Flowers, Inc.
                                            Dr. Delphinium Designs, Inc.
                                            Preuss Acquisition Corp.
                                            GS Accounts Receivable Co.
                                            GS Call/Credit Card Holding Co.
                                            GS Catalog Holding Co.
                                            GS Database Co.
                                            GS Database Management Co.
                                            GS East Holding Co.
                                            GS Finance Co.
                                            GS Intangibles Management Co.
                                            GS Interactive, Inc.
                                            GS Internet Holdings Co.
                                            GS Master Holding Co.
                                            GS Nevada, Inc.
                                            GS Retail Holding Co.
                                            Gerald Stevens Properties, Inc.
                                            Martina's NV, Inc.
                                            The Rose Shop NV, Inc.


                                            By:_________________________________
                                            Name: Thomas L. Boesen
                                            Title:   President



                                       12



                                            GS Arizona, Inc.
                                            GS Michigan, Inc.
                                            Gerald Stevens Pennsylvania, Inc.
                                            GS North Carolina, Inc.
                                            GS Ohio, Inc.
                                            Martina's, Inc.
                                            GSI Acquisition, Inc.
                                            GS Florida Flowers, Inc.
                                            National Flora, Inc.
                                            Thrifty Acquisition, Inc.
                                            Credit Card Management System, Inc.
                                            Buning Acquisition, Inc.
                                            Florafax Financial Services Corp.
                                            Gerald Stevens Operations Co.
                                            Gerald Stevens Delaware, Inc.
                                            GS Call Center Co.
                                            GS Gift Certificate Co.
                                            GS Missouri, Inc.
                                            GS South Carolina, Inc.
                                            GS Tennessee, Inc.
                                            GS Texas General, Inc.
                                            GS Wisconsin General, Inc.
                                            National Flora Florida, Inc.
                                            GS California, Inc.
                                            GS Illinois, Inc.
                                            GS Minnesota, Inc.
                                            Flower View Gardens, Inc.
                                            Flower Club International, Inc.
                                            Calyx & Corolla, Inc.
                                            Gerald Stevens Pittsburgh, Inc.
                                            Worldwide Floral & Gifts, Inc.


                                            By:_______________________________________
                                            Name: Jeffrey M. Mattson
                                            Title: Vice President


                                            Kuhn & Exotic LLC
                                            By:  Gerald Stevens, Inc., its Sole Member


                                            By:_____________________________________
                                            Name: Jeffrey M. Mattson
                                            Title: Vice President

                                       13

                                            Gerald Stevens Texas, L.P.
                                            By:  GS Texas General, Inc., its General Partner


                                            By:_____________________________________
                                            Name: Jeffrey M. Mattson
                                            Title: Vice President


                                            Gerald Stevens Wisconsin Limited Partnership
                                            By:  GS Wisconsin General, Inc., its General Partner


                                            By:_____________________________________
                                            Name: Jeffrey J. Mattson
                                            Title: Vice President


                                            Gerald Stevens Georgia, L.P.
                                            By:  Martina's, Inc.


                                            By:_____________________________________
                                            Name: Jeffrey M. Mattson
                                            Title: Vice President



                                       14








                                            LENDER:

                                            BANK OF AMERICA, N.A.


                                            By:____________________________________
                                            Name: Richard M. Starke
                                            Title: Managing Director





                                       15